Exhibit 10.1

FIFTH AMENDMENT TO THE LICENSE AGREEMENT

UC Control No. 2006-04-0026

THIS FIFTH AMENDMENT (the “Fifth Amendment”), dated July 25, 2014 (the “Effective Date”), is made by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA(“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-1406 and PUTNEY DRUG CORP. (“Licensee”) having a principal place of business at 155 Gibbs Street, Suite 412, Rockville, MD 20850 amends the Exclusive License Agreement ,dated June 11 2005, between the Licensee and The Regents with UC Agreement Control No. 2006-04-0026 and subsequent amendments (collectively, the “License Agreement”) in accordance with the terms and conditions of this Fifth Amendment.

RECITALS

WHEREAS, the parties desire to add the following UCLA Cases and Provisional Patent Applications to the License Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Fifth Amendment mutually agree to amend the License Agreement as follows:

1.	ADD the following patent rights to APPENDIX A (REGENTS’ PATENT RIGHTS) of the License Agreement:

1)	UCLA CASE NO. 2014-896 (“Combination of Estriol and Glatiramer Acetate in Treatment of Autoimmune and Neurodegenerative Diseases”)

Provisional Patent Application No. 61/985184 entitled, “Combination of Estriol and Glatiramer Acetate in Treatment of Autoimmune and Neurodegenerative Diseases” filed April 28, 2014 (UCLA Case No. 2014-896-1) by Dr. Rhonda Voskuhl and assigned to The Regents.

2)	UCLA CASE NO. 2014-897 (“Combination Therapy for Multiple Sclerosis”)

Provisional Patent Application No. 61/985380 entitled, “Combination Therapy for Multiple Sclerosis” filed April 28, 2014 (UCLA Case No. 2014-897-1) by Dr. Rhonda Voskuhl and assigned to The Regents.

3)	UCLA CASE NO. 2015-058 (“Compositions and Methods Relating to Treating Multiple Sclerosis with Various Regimens of an Estrogen and Progestogen”)

Provisional Patent Application entitled, “Compositions and Methods Relating to Treating Multiple Sclerosis with Various Regimens of an Estrogen and Progestogen” (UCLA Case No. 2015-058-1) by Dr. Rhonda Voskuhl and assigned to The Regents.

4)	UCLA CASE NO. 2015-059 (“Compositions and Methods Relating to a Packaged Pharmaceutical Product of an Estrogen and a Progestogen”)

Provisional Patent Application entitled, “Compositions and Methods Relating to a Packaged Pharmaceutical Product of an Estrogen and a Progestogen” (UCLA Case No. 2015-059-1) by Dr. Rhonda Voskuhl and assigned to The Regents.

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5)	UCLA CASE NO. 2015-074 (“Grey Matter Survival by Treatment of Copaxone Plus Estriol in Relapsing Remitting Multiple Sclerosis”)

Provisional Patent Application entitled, “Grey Matter Survival by Treatment of Copaxone Plus Estriol in Relapsing Remitting Multiple Sclerosis” (UCLA Case No. 2015-xx-1) by Dr. Rhonda Voskuhl and assigned to The Regents.

All other terms and conditions of the License Agreement remain the same.

In Consideration for this Fifth Amendment and as a pre-payment for patent expenses and costs to draft and file Provisional Patent Applications to UCLA Case Nos. 2015-058, 2015-059 and 2015-074, Licensee agrees to the cost of Fifteen Thousand Dollars ($15,000) for each Provisional Patent Application and shall pay The Regents a total of Forty-Five Thousand Dollars ($45,000.00). Furthermore, License agrees to pay past and future patent costs and expenses incurred by UCLA Case Nos. 2014-896 and 2014-897 per the License Agreement. If Licensee fails to make such pre-payment within ten (10) days of the Effective Date, The Regents shall have the right, but not the obligation, to terminate this Fifth Agreement to the License Agreement in its entirety by providing written notice to Licensee. All other terms and conditions of the License Agreement remain the same.

This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment by their duly authorized representatives for good and valuable consideration.

PUTNEY DRUG, INC.		THE REGENTS OF THE UNIVERSITY
OF CALIFORNIA

By:	/s/ Jeff Riley	By:	/s/ Emily Loughran

Name:	Jeff Riley	Name:	Emily Loughran

Title:	Chief Executive Officer	Title:	Director of Licensing

Date:	25 July 2014	Date:	7.28.2014

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